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                                  Exhibit 21.1
                         Subsidiaries of the Registrant

Company                                              State of Organization
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Enterbank Holdings, Inc.                             Delaware

  Enterprise Bank                                    Missouri
  Charford, Inc.                                     Missouri
  Enterprise Premium Finance Corp.                   Missouri
  Enterprise Merchant Banc, Inc.                     Missouri
  EBH Capital Trust I                                Delaware
  Commercial Guaranty Bancshares, Inc.               Kansas
  Enterprise Banking, N.A.                           Kansas
  Enterprise Capital Corporation                     Kansas